Exhibit 99.1

TELETECH ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

Non-GAAP Revenue of $305 million and Non-GAAP Fully Diluted EPS of 41 Cents

(Adjusted for Negative Foreign Currency Translation and Non-Recurring Items);

Third Quarter Revenue of $297 Million and Fully Diluted EPS of 34 Cents;

Updated Full-year 2013 Revenue and Operating Margin Guidance

Denver, Colo., October 30, 2013 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of data-driven, technology-enabled customer engagement solutions, today announced financial results for the third quarter ended September 30, 2013. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2013.

“We continue to make progress executing our strategy.  While our results this quarter were impacted by certain external factors, most notably a negative impact from foreign currency translation, we are encouraged by the progress in our emerging businesses.  These businesses showed meaningful improvement with CSS and CTS delivering double-digit revenue and operating margin growth.  We signed $80 million in new business including attracting 15 new clients to our growing roster of leading global brands.  The acquisition of WebMetro was completed and is being integrated into our CGS segment.  We continued to deliver early returns to shareholders and repurchased an additional 857 thousand shares at a cost of $20.6 million in the quarter.  Cash flows from operations were a strong $36 million in the quarter.  Our normalized operating margin, adjusted for foreign exchange and other non-recurring items, was 9.8%,” commented Ken Tuchman, chairman and chief executive officer of TeleTech.

THIRD QUARTER 2013 FINANCIAL HIGHLIGHTS

Revenue

•                  Third quarter 2013 revenue was $297.0 million compared to $286.3 million in the third quarter of 2012.

•                  Adjusted revenue was $305 million reflecting $6.9 million in foreign currency translation and $1.2 million in non-recurring items.  This represents a 6.9% growth rate over the year-ago period when adjusted for $5.2 million in exited business from Spain.

Income from Operations

•                  Third quarter 2013 income from operations was $26.0 million or 8.7 percent of revenue compared to $27.4 million or 9.6 percent of revenue in the third quarter 2012.  This change was primarily due to foreign currency translation, incremental investment, and other non-recurring items, but was partially offset by increases in capacity utilization and income related to acquisitions.

•                  Adjusted income from operations was $29.9 million or 9.8 percent of revenue reflecting $2.3 million of foreign currency translation and $1.6 million in other non-recurring items.  This compares to $29.8 million or 10.3 percent of revenue in the year-ago quarter.

Investor Contact	Media Contact
Paul Miller	Jeanna Blatt
303.397.8641	303.397.8507

Earnings Per Share

•                  Third quarter 2013 fully diluted earnings per share attributable to TeleTech shareholders was 34 cents from 52 cents in the third quarter 2012, which included a one-time significant tax benefit of 16.2 cents in the year-ago period.

•                  Fully diluted earnings per share, adjusted for 3.3 cents of foreign currency translation and 4.0 cents of non-recurring items, increased to 41 cents from 39 cents in third quarter 2012.

Bookings

•                  During the third quarter 2013, TeleTech signed an estimated $80 million in annualized revenue from new and expanded client relationships.  The bookings mix included approximately 80 percent from existing clients, 66 percent in recurring revenue, 50 percent from emerging businesses and 20 percent from international clients.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES AND STRATEGIC ACQUISITIONS

•                  As of September 30, 2013, TeleTech had cash and cash equivalents of $144.9 million and $129.4 million of total debt, resulting in a net cash position of $15.5 million.

•                  As of September 30, 2013, TeleTech had $578.5 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the third quarter 2013 was $36.4 million compared to $14.8 million in the third quarter 2012.

•                  Capital expenditures in the third quarter 2013 were $18.2 million compared to $15.8 million in the third quarter 2012.

•                  TeleTech repurchased approximately 857,000 shares of common stock during the third quarter 2013 for a total cost of $20.6 million. As of September 30, 2013, $23.8 million was authorized for future share repurchases.

SEGMENT REPORTING

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  In the third quarter 2013, the CMS segment revenue was $217 million from $224 million in the year-ago quarter.  Adjusted for $6.4 million of foreign currency translation, $5.2 million related to the exit from Spain, and $1.2 million from other non-recurring items, revenue grew 2.4 percent.

•                  Operating income was $17.9 million or 8.3 percent compared to $21.0 million or 9.4 percent in the year-ago quarter.  Adjusted operating income margin was 9.9 percent reflecting $2.3 million of foreign currency translation and $1.5 million of non-recurring items.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  CGS third quarter 2013 revenue was $25.9 million compared to $28.2 million in the year-ago quarter.  Income from operations was $0.6 million or 2.3 percent versus $2.5 million or 8.8 percent.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS third quarter 2013 revenue was $40.6 million compared to $22.3 million in the year-ago quarter.  Income from operations was $5.2 million or 12.7 percent compared to $3.1 million or 13.7 percent in the year-ago quarter.  The change in operating margin is primarily related to the amortization expense from the TSG acquisition, which represented 1.6 percent of revenue, and investments in the cloud platform and sales channel.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS third quarter 2013 revenue grew 14.8 percent to $13.4 million from $11.7 million in the year-ago quarter.  Income from operations grew to $2.3 million or 16.9 percent of revenue from $0.8 million in the same period last year.

BUSINESS OUTLOOK

“Based on our expectation that current foreign currency trends extend into the fourth quarter, in combination with temporary delays in four sizable client ramps and the decision to reduce certain unprofitable seasonal volumes, we are updating our guidance,” commented Regina Paolillo, executive vice president and chief financial officer of TeleTech.

Updated full-year 2013 guidance is as follows:

•                  Revenue is expected to range between $1.175 and $1.185 billion.

•                  Operating margin is expected to range between 8.75 percent and 9.00 percent before asset impairment, restructuring or acquisition-related charges.

•                  Capital expenditures are expected to range between $50 million and $55 million with 70 percent expected to support growth initiatives.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on Thursday, October 31, 2013 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, November 14, 2013.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

ABOUT TELETECH

TeleTech, founded in 1982, is a leading global provider of data-driven, technology-enabled services that puts customer engagement at the core of business success. The Company offers an integrated platform that combines analytics, strategy, process, systems integration, technology and operations to simplify the delivery of the customer experience for Global 1000 clients and their customers. This holistic multichannel approach improves customer satisfaction, increases customer loyalty and drives long-term profitability and growth. From strategic consulting to operational execution, TeleTech’s more than 39,000 employees deliver results for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.TeleTech.com

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; new legislation or government regulation that adversely impacts our tax obligations, healthcare costs or the customer management industry; service interruptions, security threats or other disruptions at our facilities relating to our computer and telecommunications equipment and software systems; our ability to develop and protect our intellectual property and contractual rights and avoid infringement; disruptions in the supply chain of the Customer Technology Services segment; risks associated with unauthorized disclosure of sensitive or confidential client and customer data; compliance with credit facility covenant restrictions; and our ability to obtain financing and manage counterparty credit risks from financial institutions.  A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2012.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of October 30, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue	$296,995	$286,268	$875,070	$867,720

Operating Expenses:
Cost of services	208,648	201,766	625,689	622,782
Selling, general and administrative	50,165	43,845	142,080	137,689
Depreciation and amortization	11,463	10,695	33,281	31,040
Restructuring charges, net	758	2,440	4,181	20,694
Impairment losses	—	161	1,205	2,958
Total operating expenses	271,034	258,907	806,436	815,163

Income From Operations	25,961	27,361	68,634	52,557

Other income (expense)	(434)	(1,252)	(5,537)	(2,802)

Income Before Income Taxes	25,527	26,109	63,097	49,755

(Provision for) benefit from income taxes	(6,358)	3,611	(12,603)	3,030

Net Income	19,169	29,720	50,494	52,785

Net income attributable to noncontrolling interest	(1,526)	(1,291)	(2,575)	(3,152)

Net Income Attributable to TeleTech Stockholders	$17,643	$28,429	$47,919	$49,633

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.35	$0.53	$0.93	$0.90

Diluted	$0.34	$0.52	$0.91	$0.89

Income From Operations Margin	8.7%	9.6%	7.8%	6.1%
Net Income Attributable to TeleTech Stockholders Margin	5.9%	9.9%	5.5%	5.7%
Effective Tax Rate	24.9%	(13.8)%	20.0%	(6.1)%

Weighted Average Shares Outstanding
Basic	50,732	54,093	51,643	55,233
Diluted	51,678	54,905	52,499	55,991

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue:
Customer Management Services	$217,035	$224,041	$660,258	$688,318
Customer Growth Services	25,893	28,200	71,148	75,373
Customer Technology Services	40,649	22,343	110,855	72,851
Customer Strategy Services	13,418	11,684	32,809	31,178
Total	$296,995	$286,268	$875,070	$867,720

Income (Loss) From Operations:
Customer Management Services	$17,944	$21,001	$55,135	$38,438
Customer Growth Services	588	2,487	1,250	1,409
Customer Technology Services	5,165	3,054	13,882	11,089
Customer Strategy Services	2,264	819	(1,633)	1,621
Total	$25,961	$27,361	$68,634	$52,557

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$144,903	$164,485
Accounts receivable, net	245,080	251,206
Other current assets	77,026	87,853
Total current assets	467,009	503,544

Property and equipment, net	120,111	112,276
Other assets	251,249	231,353

Total assets	$838,369	$847,173

LIABILITIES AND EQUITY
Total current liabilities	$178,998	$171,405
Other long-term liabilities	188,000	175,431
Total equity	471,371	500,337

Total liabilities and equity	$838,369	$847,173

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Reconciliation of Revenue:

Revenue	$296,995	$286,268	$875,070	$867,720
Changes due to foreign currency fluctuations	6,886	4,451	3,949	17,702
Lost revenue from typhoon	1,216	—	1,216	—
Non-GAAP Revenue	$305,097	$290,719	$880,235	$885,422

Reconciliation of Gross Margin:

Non-GAAP Revenue	$305,097	$290,719	$880,235	$885,422
Cost of services	208,648	201,766	625,689	622,782
Adjustments related to Non-GAAP revenue adjustments	4,939	4,575	1,769	16,012
Non-GAAP Gross margin	$91,510	$84,378	$252,777	$246,628

NON-GAAP Gross margin percentage	30.0%	29.0%	28.7%	27.9%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$17,643	$28,429	$47,919	$49,633
Interest income	(938)	(780)	(2,182)	(2,235)
Interest expense	1,799	2,129	5,567	4,810
Provision for (benefit from) income taxes	6,358	(3,611)	12,603	(3,030)
EBIT	$24,862	$26,167	$63,907	$49,178

Depreciation and amortization	11,463	10,695	33,281	31,040

EBITDA	$36,325	$36,862	$97,188	$80,218

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$19,169	$29,720	$50,494	$52,785
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,463	10,695	33,281	31,040
Other	5,770	(25,661)	(7,162)	(20,414)
Net cash provided by operating activities	36,402	14,754	76,613	63,411

Less - Total Capital Expenditures	18,172	15,781	31,832	33,149

Free Cash Flow	$18,230	$(1,027)	$44,781	$30,262

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$25,961	$27,361	$68,634	$52,557
Restructuring charges, net	758	2,440	4,181	20,694
Impairment losses	—	161	1,205	2,958
Net affect of foreign currency fluctuations	2,343	(124)	2,576	1,690
Net affect of revenue lost from typhoon	820	—	820	—
Acquisition-related expenses	—	—	—	159

Non-GAAP Income from Operations	$29,882	$29,838	$77,416	$78,058

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$17,643	$28,429	$47,919	$49,633
Add: Asset impairment and restructuring charges, net of related taxes	501	1,835	3,616	15,097
Add: Acquisition-related expenses, net of related taxes	—	—	—	95
Add: Deconsolidation of subsidiary	—	—	3,556	—
Add: Net affect of foreign currency fluctuations, net of related taxes	1,697	(81)	1,801	1,200
Add: Net affect of revenue lost from typhoon, net of related taxes	574	—	574	—
Add: Changes in judgement for uncertain tax positions recorded in prior periods	1,000	(8,904)	(509)	(9,441)

Non-GAAP Net Income Attributable to TeleTech stockholders	$21,415	$21,279	$56,957	$56,584

Diluted shares outstanding	51,678	54,905	52,499	55,991

Non-GAAP EPS Attributable to TeleTech stockholders	$0.41	$0.39	$1.08	$1.01

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$17,643	$28,429	$47,919	$49,633
Interest income	(938)	(780)	(2,182)	(2,235)
Interest expense	1,799	2,129	5,567	4,810
Provision for (benefit from) income taxes	6,358	(3,611)	12,603	(3,030)
Depreciation and amortization	11,463	10,695	33,281	31,040
Asset impairment and restructuring charges	758	2,601	5,386	23,652
Acquisition-related expenses	—	—	—	159
Net affect of foreign currency fluctuations	2,343	(124)	2,576	1,690
Net affect of revenue lost from typhoon	820	—	820	—
Equity-based compensation expenses	3,265	3,465	9,842	10,310

Non-GAAP EBITDA	$43,511	$42,804	$115,812	$116,029

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended
	March 31,	June 30,	September 30,	December 31,
	2012	2012	2012	2012

Revenue:
Customer Management Services	$234,876	$229,401	$224,041	$235,456
Customer Growth Services	22,764	24,409	28,200	25,399
Customer Technology Services	25,552	24,956	22,343	23,997
Customer Strategy Services	9,462	10,032	11,684	10,409
Total	$292,654	$288,798	$286,268	$295,261

Income (Loss) From Operations:
Customer Management Services	$16,707	$730	$21,001	$21,833
Customer Growth Services	(2,130)	1,052	2,487	849
Customer Technology Services	3,679	4,356	3,054	4,625
Customer Strategy Services	494	308	819	(1,319)
Total	$18,750	$6,446	$27,361	$25,988